EXHIBIT 10.6

Approved by the Board of Directors on November 3, 2005, and effective on
November 28, 2005.

AMENDMENT NUMBER 1

to the

VANGUARD HEALTH SYSTEMS, INC.
2004 STOCK INCENTIVE PLAN

            The first sentence of Section 3 of the above-referenced Plan is deleted in its entirety and replaced with the following new sentence:

“The total number of Shares which may be issued under the Plan is 89,880.”